Exhibit 99.1

Globe Photos Appoints Senior Global Executive,

Barbara D’Amato, to Board of Directors

LAS VEGAS, NV – March 14, 2019 – Globe Photos, Inc. (OTCQB: GBPT), a leader in licensed sports photographic prints and iconic pop culture imagery, has appointed Barbara D’Amato to its board of directors. Following her appointment, the board will be comprised of seven members, with four serving independently.

D’Amato is a noted influencer and strategy director with more than 25 years of executive experience, focused on finance, M&A, impact investing, global expansion, project development and growth for major U.S. and international organizations. She is recognized as a leading expert in retail and entertainment, emerging markets, and international relations.

“Barbara brings to our board a tremendous record of accomplishment, including working with some of the world’s top brands, leading their global licensing, capital formation, and strategic planning,” said Globe Photos CEO and president, Stuart Scheinman. “Her extensive investment and international markets experience, as well as exceptional leadership capabilities, makes her a highly-valuable addition to our team. We look forward to her insights and guidance as we begin to market our vast image library with innovative personalization and customization technologies designed to bridge the gap between traditional retail and online.”

D’Amato is the founder, CEO and strategy director of Trilogy Brands Group, a brand development, licensing and franchising firm servicing the retail industry. Since 2004, Trilogy has originated, negotiated and executed more than 40 transactions totaling more than $1 billion in value with America’s top consumer brands. Prior to Trilogy, D’Amato founded Trilogy Capital, an international advisory firm specializing in growth capital and project development for middle market and large corporations. As a financial and international markets expert, she led multinational business growth through a number of cross-border transactions.

Earlier, she served as senior relationship manager and team leader, vice president and chief risk officer for global multinational banks that include BNP Paribas, with $2.5 trillion in assets and a presence in over 75 countries, and Bank of America’s Global Capital Markets Group, one the top 10 largest banks in the world. She was responsible for middle markets and large corporate transaction growth, team leading, negotiations, underwriting, and syndication.

She currently serves an advisor to the board of TriLinc Global, a leading $1.1 billion global private debt alternative investment fund focused on creating positive social, economic and environmental impact. She has been appointed a member of the U.S. Delegation under the U.S. Department of Commerce for the development of global strategic relationships to promote foreign trade and investments. D’Amato also serves as an advisory council board member for Winsight Media, a leading B2B information services company focused on the food and beverage industry.

D’Amato has received significant industry recognition, including being named One of The Most Interesting People in the World, One of LA’s Top Power Players by Angeleno Magazine, and honored at the Women in Business Awards hosted by the OC Business Journal. She was also featured on the cover page of Retail & Leisure Magazine: The Brand Behind The Brands.

She is a passionate philanthropist, having served on the board and as chairman of Seneca Families for Abused Children and the Children’s Museum of California. She also served as a philanthropy partner for Dubai Cares’ Mohammed Bin Rashid Al Maktoum Global Initiative and has been an invited speaker at several major global events around the world, including World Economic Forum in Ethiopia, Africa.

D’Amato holds a post graduate degree from Harvard Business School in Global Strategy and Business Management.

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About Globe Photos

Globe Photos is the owner of one of the world’s largest collections of iconic pop culture imagery, which includes more than 15 million images taken by more than 3,500 photographers from around the world over the last century. The collection features iconic personalities and unforgettable moments from the worlds of entertainment, sports, history and politics. For more information, visit www.globephotos.com.

The company’s new Photo File division currently holds licenses with the NFL, NBA, MLB, NHL, and major colleges including Alabama, Clemson, Ohio State and many others, to produce sports prints, lithographs and other related items. Photo File also holds licenses for thousands of additional individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, and others. For more information about Photo File, visit www.photofile.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, our ability to successfully integrate the Retna assets into the company, the effect of government regulation, competition and other material risks.

Company Contact

Stuart Scheinman

President & CEO

Globe Photos, Inc.

Tel (702) 722-6113

info@globephotos.com

Media & Investor Relations Contact:

Ronald Both

CMA

Tel (949) 432-7566

GBPT@cma.team

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